Exhibit 1.0

                              STEWART H. BENJAMIN
                       CERTIFIED PUBLIC ACCOUNTANT, P.C.
                              27 SHELTER HILL ROAD
                              PLAINVIEW, NY 11803

                           TELEPHONE: (516) 933-9781
                           FACSIMILE: (516) 827-1203


March 25, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:  JONING CORP.

Gentlemen:

I have read the statements that Joning Corp. has made in its Form 8-K dated March 22, 2004 regarding changes in the Registrant's certifying accountants. I agree with the statements made therein.

Very truly yours,


By:  /s/  Stewart H. Benjamin, CPA
    ------------------------------
          Stewart H. Benjamin, CPA